EXHIBIT 99.1

FOR IMMEDIATE RELEASE

ISORAY, INC. REPORTS FIRST QUARTER RESULTS

7% Revenue Growth In Prostate Cancer Cases Quarter Over Quarter

RICHLAND, Washington (November 17, 2014) – IsoRay, Inc. (NYSE MKT: ISR), a medical technology company and innovator in seed brachytherapy and medical radioisotope applications for the treatment of cancers of the prostate, brain, lung, head and neck and gynecological, announced its financial results for the quarter ended September 30, 2014.

Management is encouraged by the increase in prostate revenues from this quarter compared to the quarter ended September 30, 2013 as well as our October 2014 prostate revenues. Although is it difficult to establish any trend from these results, management hopes the new healthcare reforms coupled with the number of aging baby boomers that will seek prostate treatment could result in more consistent prostate revenue increases for the Company. Management believes that brachytherapy treatments offer some of the best results for the patient, with fewer side effects and faster recovery back to base line, at the lowest industry cost.

While IsoRay remains committed to the prostate market, management believes its strategic focus continues to remain on expanding the use of Cesium-131 to combat cancers in numerous other body sites. We are extremely pleased with the effectiveness of Cesium-131 as a treatment solution for brain cancer, head and neck cancer, lung cancer, prostate cancer and gynecological cancers while providing far better quality of life for the patient than other alternatives.

Recent medical journals have reported significant success using Cesium-131 in treating metastatic brain cancer and gynecological cancer. These published peer reviewed studies have created increased interest in leading medical institutions preparing to duplicate these studies independently or join an existing multi-institutional study. During the last quarter, IsoRay added a number of outstanding new medical centers which have either filed for Cesium-131 to be added to their license or have performed cases based on the reported experience of Weill Cornell and University of Kentucky. Some notable names now utilizing Cesium-131 in treating tumors in various body sites include Massachusetts General Hospital, Johns Hopkins, Harvard affiliate Brigham and Women’s, Rutgers Medical School and MD Anderson.

With the anticipated addition of new studies being launched and the expectation of other study results being released, IsoRay continues to recruit for its sales and marketing staff. As of December 1, 2014 we have planned new hires which will result in a total of nine (9) sales representatives strategically located throughout the US.

IsoRay continues to invest in R&D data protocols geared to showing improved efficacy over current cancer treatments while providing the patient with an improved quality of life experience. Several new studies are expected to launch in the foreseeable future in various body sites. IsoRay Chairman and CEO Dwight Babcock commented, “Clinical evidence provided through protocols performed by major medical centers that prove utilizing Cesium-131 is either equal to or better than the current standard of care alternatives, together with patients enjoying an improved quality of life, remains the key to IsoRay’s success. These studies also aid in generating awareness and ultimately general adoption by community hospitals/physicians which will drive consumers to our product offerings. To this end and given this growing acceptance and interest in our now published results, we remain committed to our strategic sales and marketing objectives, which we believe will contribute to long term growth and achieving profitability."

IsoRay, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	For the quarter ended
	September 30,
	2014	2013

Product sales, net	$1,042,101	$1,049,915
Cost of product sales	1,096,903	1,127,223

Gross loss	(54,802)	(77,308)

Operating expenses:
Research and development expenses	176,610	146,990
Sales and marketing expenses	353,743	359,185
General and administrative expenses	575,951	651,036

Total operating expenses	1,106,304	1,157,211

Operating loss	(1,161,106)	(1,234,519)

Non-operating income (expense):
Interest income	72,695	354
Change in fair value of warrant derivative liability	306,000	(36,000)
Financing and interest expense	(3,451)	(741)

Non-operating income (expense), net	375,244	(36,387)

Net loss	(785,862)	(1,270,906)
Preferred stock deemed dividends (Note 10)	-	(726,378)
Preferred stock dividends	(2,658)	(2,658)

Net loss applicable to common shareholders	$(788,520)	$(1,999,942)

Basic and diluted loss per share	$(0.01)	$(0.06)

Weighted average shares used in computing net
loss per share:
Basic and diluted	54,868,053	35,921,712

The accompanying notes are an integral part of these financial statements

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About IsoRay

IsoRay, Inc., through its subsidiary, IsoRay Medical, Inc. is the sole producer of Cesium-131 brachytherapy seeds, which is expanding brachytherapy options throughout the body. Learn more about this innovative Richland, Washington company and explore the many benefits and uses of GliaSite® and Cesium-131 by visiting www.isoray.com. Join us on Facebook/Isoray. Follow us on Twitter@Isoray.

Contact:

IsoRay Medical
(509) 375-1202
info@Isoray.com

OR

Worldwide Financial

(954) 360-9998

Info@wwfinancial.com

Safe Harbor Statement

Statements in this news release about IsoRay’s future expectations, including: the advantages of our products and their delivery systems, whether sales of our products will continue at historic levels, decrease or increase, whether the use of our products will increase or continue, whether future studies of treatment of various cancers using our products will have favorable results, whether awareness of our products in the medical community will continue or increase, future demand for IsoRay’s existing and planned products, whether revenue and other financial metrics will improve in future periods, whether IsoRay will be able to continue to expand its base beyond prostate cancer, whether IsoRay will be able to generate sales, whether additional medical centers and physicians will begin using Cesium-131, whether new studies will be launched, whether additional studies will be published or presented with favorable outcomes from treatment with our products, and all other statements in this release, other than historical facts, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). This statement is included for the express purpose of availing IsoRay, Inc. of the protections of the safe harbor provisions of the PSLRA.  It is important to note that actual results and ultimate corporate actions could differ materially from those in such forward-looking statements based on such factors as physician acceptance, training and use of IsoRay’s products, changing levels of demand for IsoRay’s current and proposed future products, IsoRay’s ability to reduce or maintain expenses while increasing sales, whether later studies and protocols support the findings of the initial studies, patient results achieved using our products in both the short and long term, success of future research and development activities, patient results achieved when Cesium-131 is used for the treatment of cancers and malignant diseases beyond prostate cancer, successful completion of future research and development activities, our ability and the ability of our distributors and customers to receive and maintain all required regulatory approvals in the U.S. and internationally, continued compliance with ISO standards as audited by BSI, whether timely licensing of facilities for new treatments can be achieved, IsoRay’s ability to successfully manufacture, market and sell its products, IsoRay’s ability to manufacture its products in sufficient quantities to meet demand within required delivery time periods while meeting its quality control standards, the success of our sales and marketing efforts, IsoRay’s ability to enforce its intellectual property rights, changes in reimbursement rates, changes in laws and regulations applicable to our product, and other risks detailed from time to time in IsoRay’s reports filed with the SEC.